UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01     Entry into a Material Definitive Agreement

On May 3, 2017, Cathay General Bancorp (the “Company”) and its wholly owned subsidiary Cathay Bank (the “Bank”) entered into the First Amendment, effective as of May 3, 2017 (the “Amendment”), to the Amended and Restated Change of Control Employment Agreement as of December 18, 2008 with Pin Tai (the “CoC Employment Agreement”), who serves as the Chief Executive Officer and President of the Company and the Bank (the “Executive”). Under the terms of the Amendment, the Company, Bank and Executive have agreed to remove (i) the Executive’s ability to unilaterally trigger a deemed termination of employment for “good reason” during the 30-day period immediately following the first anniversary of a change of control of the Company; and (ii) the Company’s obligation to make any payments to the Executive in the event of the assessment of excise taxes in connection with the payment of any benefit under the CoC Employment Agreement.

This summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements of Certain Officers

The information set forth under Item 1.01 is incorporated by reference into this Item 5.02(e).

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibit

	10.1	First Amendment, effective as of May 3, 2017, to the Amended and Restated Change of Control Employment Agreement as of December 18, 2008 with Pin Tai

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2017

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	First Amendment, effective as of May 3, 2017, to the Amended and Restated Change of Control Employment Agreement as of December 18, 2008 with Pin Tai